LETTER OF TRANSMITTAL

Regarding Shares in

SKK ACCESS INCOME FUND

Tendered Pursuant to the Offer to Purchase

Dated March 4, 2024

THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND

BY APRIL 2, 2024.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 11:59 PM, EASTERN TIME, ON APRIL 2, 2024,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter of Transmittal and Return To:

SKK Access Income Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Or by email to: AIProcessing@UMB.com

For Additional Information:

Phone: (800) 711-9164

SKK ACCESS INCOME FUND

Dear SKK Access Income Fund:

The undersigned hereby tenders to SKK Access Income Fund, a non-diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund or portion thereof (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated March 4, 2024 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The “Secondary Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer, will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the net asset value of the Fund as of June 28, 2024, subject to an extension of the Offer as described in Section 8 of the Offer. The Secondary Payment will be payable promptly after the completion of the calculation of the Fund’s net asset value.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE COMPLETE AND RETURN THIS FORM BY MAIL TO: SKK ACCESS INCOME FUND, C/O UMB FUND SERVICES, INC., PO BOX 2175, MILWAUKEE, WI 53201-2175 OR SEND OVERNIGHT TO SKK ACCESS INCOME FUND, ATTN: UMB FUND SERVICES, INC., 235 W. GALENA STREET, MILWAUKEE, WI 53212 OR (II) EMAIL IT TO AIPROCESSING@UMB.COM OR FAX IT TO (816) 860-3140. FOR ADDITIONAL INFORMATION, CALL (800) 711- 9164.

LETTER OF TRANSMITTAL

Tender Date: June 28, 2024

Tender Expiration Date: 11:59 PM ET, April 2, 2024

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE MAIL, EMAIL, OR FAX TO:

SKK Access Income Fund c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	EMAIL: AIProcessing@UMB.com Attention: Tender Offer Administrator FAX: (816) 860-3140 FOR ADDITIONAL INFORMATION: PHONE: (800) 711- 9164

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS
Fund Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:
Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

[  ] Entire amount of Shares

[  ] Portion of Shares $______________ or ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have an account balance of less than $10,000, the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

PART 3 – PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax-exempt registration types are required to be returned to the custodian on record.

If you invest in the Fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder Account:
Shareholder Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the calculation of the Fund’s net asset value is complete to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact the Fund at (800) 711-9164 for instructions.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.